DIGITAL DJ HOLDINGS, INC.
                           1658 E. Capitol Expressway
                           San Jose, California 95121

                   NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 30, 2000

 TO THE SHAREHOLDERS OF DIGITAL DJ HOLDINGS, INC.:

         A special meeting of the shareholders (the "Special Meeting") of DIGITAL DJ HOLDINGS, INC, (the "Company"), will be held at

                  19900 MacArthur Boulevard
                  Suite 660
                  Irvine, California  92612,

on August 30, 2000 at 11:00 a.m., Pacific Standard Time, to consider and vote on the following proposals:

         (1) To authorize and approve the distribution to the Company's shareholders (the "Shareholders") of 95% of the equity securities, represented by common stock, of four of the Company's subsidiaries (the "Distribution"). The Distribution will be made directly to the Shareholders, ratably, based upon their respective ownership interests in the Company. The Company's subsidiaries that are to be distributed to the Shareholders are: (a) Digital D.J., Inc., a California corporation ("DDJ"); (b) Domestic Transmission Technologies, Inc., a California corporation ("DTT"); (c) European Licensing Group, Inc., a California corporation ("ELG"); and (d) Latin America Subcarrier Service Group, Inc., a California corporation ("LASS"). Shares of DDJ will be distributed to the Shareholders one share of DDJ for each share of the Company owned by the Shareholders. The shares of DTT, ELG and LASS will be distributed out to the Shareholders one share of common stock in each Subsidiary for every 50 shares of the Company owned by the Shareholder.

         (2) To authorize after the Distribution, the reverse split of the Company's common stock, on a one-for-twenty five basis, in which each 25 shares of the Company's stock outstanding will be converted into one share of the Company's common stock. Upon completion of a reverse split, the Company will have approximately 527,101 shares outstanding.

         (3) To ratify the appointment of Yasuhiko Ohmori, Tsutomu Takahisa and Koyo Hasegawa, to serve as members of the Board of Directors of DDJ to serve until the next annual meeting of the shareholders of DDJ or until their successors are duly elected and qualified;

         (4) To elect Tsutomu Takahisa, Clifford Wildes and Mark Van Wagoner as the members of the Board of Directors of the Company to serve until the next annual meeting of the Company or until their successors are elected and qualified.

         (5) To ratify the appointment of Tsutomu Takahisa, Clifford Wildes and Mark Van Wagoner as the members of the Board of Directors of DDT, ELG and LASS, to serve until the next annual meeting of DDJ or until their successors are duly elected and qualified.

         (6) To authorize a private placement by the Company of up to 2,000,000 shares of common stock at $.10 per share, which may be paid in cash, services or retirement of debt, and which represents the issuance of more than 20% of the post reverse split outstanding shares.

         (7) To authorize private placements by each of DDJ, DTT, ELG and LASS of up to 1,000,000 shares of common stock each for a total aggregate offering amount of $10,000 each, to be paid in cash or services.

         (8) To change the name of the Company to Digital Holdings, Inc., or such other similar name as may be approved by the Board of Directors of the Company.

         (9) To amend the Articles of Incorporation of the Company to reflect the changes identified in Items (2) and (8) above.

         (10)To transact such other business as may properly come before the special meeting.

         If any of such proposals is not approved, the remaining proposals will be rendered null and void, and no action will be taken with respect thereto.

         ONLY  SHAREHOLDERS  OF RECORD AT THE CLOSE OF  BUSINESS ON JULY 1, 2000
(THE  "RECORD  DATE"),  ARE  ENTITLED  TO NOTICE  OF AND TO VOTE AT THE  SPECIAL
MEETING. THE ATTENDANCE AT AND/OR VOTE OF EACH SHAREHOLDER AT THE SPECIAL MEETING IS IMPORTANT.

                                         BY ORDER OF THE BOARD OF
                                         DIRECTORS

San Jose, California                     By /s/ Tsutomu Takahisa
                                           ---------------------
DATED: August 1, 2000                    Tsutomu Takahisa, President
================================================================================
PLEASE FILL IN, SIGN, DATE, AND RETURN THE ENCLOSED PROXY TO THE COMPANY'S TRANSFER AGENT, WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                            DIGITAL DJ HOLDINGS, INC.
                           1658 E. Capitol Expressway
                           San Jose, California 95121



--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------


         This Proxy Statement is furnished to the shareholders of Digital DJ Holdings, Inc., a California corporation (the "Company"), in connection with its special meeting of shareholders (the "Special Meeting") to be held on August 30, 2000, at

                           19900 MacArthur Boulevard
                           Suite 660
                           Irvine, California  92612

         at 11:00 a.m., Pacific Standard Time, and at any adjournment(s) thereof. This Proxy Statement and the notice of Special Meeting are first being mailed to shareholders on or about August 1, 2000.

         A PROXY FOR USE AT THE SPECIAL MEETING IS ENCLOSED. ANY SHAREHOLDER WHO EXECUTES AND DELIVERS A PROXY HAS THE RIGHT TO REVOKE IT AT ANY TIME BEFORE ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED PROXY BEARING A LATER DATE. IN ADDITION, A SHAREHOLDER MAY REVOKE A PROXY PREVIOUSLY EXECUTED BY HIM BY ATTENDING THE SPECIAL MEETING AND ELECTING TO VOTE IN PERSON.

         Proxies are being solicited by management. The cost of this solicitation will be borne by the Company. Solicitation will be primarily by mail, but may be made by telephone, telegraph, or personal contact by certain officers and employees of the Company who will not receive any compensation therefor.

         Only holders of record of the approximately 13,177,528 shares of common stock of the Company outstanding as of August 1, 2000 (the "Record Date"), are entitled to vote at the Special Meeting. Each holder of common stock has the right to one vote for each share of the Company's common stock owned. Cumulative voting for the election of directors or for any other purpose is not provided for. Shares representing one-half of the voting power of the 13,177,528 shares of the Company's common stock outstanding on the Record Date, must be represented at the Special Meeting to constitute a quorum for conducting business.

         At the Special Meeting, the shareholders will consider and vote on the following proposals:

         (1) To authorize and approve the distribution to the Company's shareholders (the "Shareholders") of 95% of the equity securities, represented by common stock, of four of the Company's subsidiaries (the "Distribution"). The Distribution will be made directly to the Shareholders, ratably, based upon their respective ownership interests in the Company. The Company's subsidiaries that are to be distributed to the Shareholders are: (a) Digital D.J., Inc., a

California corporation ("DDJ"); (b) Domestic Transmission Technologies, Inc., a California corporation ("DTT"); (c) European Licensing Group, Inc., a California corporation ("ELG"); and (d) Latin America Subcarrier Service Group, Inc., a California corporation ("LASS"). Shares of DDJ will be distributed to the Shareholders one share of DDJ for each share of the Company owned by the Shareholders. The shares of DTT, ELG and LASS will be distributed out to the Shareholders one share of common stock in each Subsidiary for every 50 shares of the Company owned by the Shareholder.

         (2) To authorize after the Distribution, the reverse split of the Company's common stock, on a one-for-twenty five basis, in which each 25 shares of the Company's stock outstanding will be converted into one share of the Company's common stock. Upon completion of a reverse split, the Company will have approximately 527,101 shares outstanding.

         (3) To ratify the appointment of Yasuhiko Ohmori, Tsutomu Takahisa, and Koyo Hasegawa, to serve as members of the Board of Directors of DDJ to serve until next annual meeting of the shareholders of DDJ or until their successors are duly elected and qualified;

         (4) To elect Tsutomu Takahisa, Clifford Wildes and Mark Van Wagoner as the members of the Board of Directors of the Company to serve until the next annual meeting of the Company or until their successors are elected and qualified.

         (5) To ratify the appointment of Tsutomu Takahisa, Clifford Wildes and Mark Van Wagoner as the members of the Board of Directors of DTT, ELG and LASS, to serve until the next annual meeting of such corporations or until their successors are duly elected and qualified.

         (6) To authorize a private placement by the Company of up to 2,000,000 shares of common stock at $.10 per share, which may be paid in cash, services or retirement of debt, and which represents the issuance of more than 20% of the post reverse split outstanding shares.

         (7) To authorize private placements by each of DDJ, DTT, ELG and LASS of up to 1,000,000 shares of common stock each for a total aggregate offering amount of $10,000 each, to be paid in cash or services.

         (8) To change the name of the Company to Digital Holdings, Inc., or such other similar name as may be approved by the Board of Directors of the Company.

         (9) To amend the Articles of Incorporation of the Company to reflect the changes identified in Items (2) and (8) above.

         (10)To transact such other business as may properly come before the special meeting.

         Officers, directors and certain other shareholders who hold in excess of a majority of the issued and outstanding shares of common stock of the Company, have indicated their intention to vote in favor of the proposals.

--------------------------------------------------------------------------------
               SELECTED AND SUMMARY INFORMATION ABOUT THE COMPANY
--------------------------------------------------------------------------------


GENERAL HISTORY

         The Company was incorporated as "Golden Queens Mining Company" on August 1, 1986, under the laws of the State of Nevada, primarily for the purpose of exploration, development and production of certain mining properties located in Esmeralda County, Nevada. In July, 1987, the Company changed its name to "Breakthrough Electronics, Inc.," terminated its activities in the mining business, and began efforts to develop and market electronic products, including a telephone device designed to screen telephone calls, acquired from its then President. This business was terminated several years ago. On November 22, 1999, the Company acquired Digital D.J., Inc. ("DDJ"), pursuant to a reverse triangular merger in a transaction in which approximately 12,466,992 shares of the Company's common stock were issued to the shareholders of DDJ (the "Reorganization"). The Reorganization resulted in control of the Company transferring from the former shareholders of the Company to the former shareholders of DDJ. The terms and conditions of the Reorganization are set forth in the Company's Form 8-K filed with the Commission for the period beginning on November 22, 1999. The Company owns four subsidiaries, DDJ, DTT, ELG, DDJ - Japan and LASS. DDJ is the Company's primary operating subsidiary. Each of the other subsidiaries was recently formed and have little or no operations and no revenue.

         DDJ was incorporated in December 1991. Its primary business activity was the development and marketing of a digital data system that provides a variety of information services to radio listeners using FM subcarrier technology. On April 1, 1999, the Company established a wholly owned subsidiary, FM Intelligent Transportation Systems, Inc. (FMITS), which provided a traffic information service in the mobile market, with an initial investment of $5,000 for 5,000,000 shares of common stock. On June 1, 1999, the Company transferred 1,142,376 shares of the common stock of FMITS (approximately 23% interest) to Nichimen America, Inc. (Nichimen) in consideration of the cancellation of accounts payable to Nichimen in the amount of $951,980.

         Digital D.J.-Japan was formed in March 2000 as a subsidiary of DDJ to carry on the activities of DDJ in Japan. DDJ Japan is in the process of independently raising capital to support its operations, but has not yet completed an offering or received funding independent of that provided by the Company. Each of DTT, ELG and LASS were formed to operate licensing activities related to DDJ's proprietary rights in the United States, and regions of Europe and Latin America, respectively. Each of these subsidiaries is recently formed and has no tangible assets. Each corporation will need to raise capital to survive.

         The Company has had an ongoing relationship with the consulting firm of Mackenzie Shea, Inc. ("MSI"), which has assisted the Company, its subsidiaries and affiliates in negotiations and strategic planning since prior to the DDJ merger, and which is anticipated to continue through the completion of the activities contemplated herein.

PROPOSED ACTIONS

         The Company proposes to distribute the majority of the shares of each of the Subsidiaries to the Shareholders, based upon their respective ownership interests. Each Subsidiary will then operate independently of the other as self-sustaining entities. Each Subsidiary will need to raise additional capital to survive. The Board of Directors of DDJ and DDJ - Japan will be the same as the current members of the Board of Directors of the Company. Members of the Board of Directors of the remaining three Subsidiaries, DTT, ELG and LASS are proposed to be Tsutomu Takahisa, Clifford Wildes and Mark Van Wagoner.

         The Company will retain five percent (5%) ownership interest in each of the Subsidiaries and pursue other business opportunities in addition to its shareholdings. Immediately upon distribution of the Subsidiaries to the Shareholders, the Company proposes to conduct a twenty-five-to-one reverse stock split resulting in each outstanding share converting to 1/25th of a share. The Company proposes to elect a new Board of Directors consisting of Tsutomu Takahisa, Clifford Wildes and Mark Van Wagoner. The Company also proposes to change its name to Digital Holdings, Inc. Thereafter, the Company will conduct a private placement of up to 2,000,000 shares of common stock to sustain its operations while it seeks merger and acquisition candidates. The reverse split and the issuance of additional Shares of common stock will have a substantial dilutive effect upon the Shareholders' interests in the Company.

MANAGEMENT

         The names of the Company's current executive Officers and Directors and the positions held by each of them are set forth below:

              Name                   Position with the Company
              ----                   -------------------------
              Tsutomu Takahisa       Director, President, Secretary, Treasurer

              Yasuhiko Ohmnori       Director

              Koyo Hasagawa          Director

         The Company's Officers and Directors have served in such positions since November 1999.

         In connection with the proposed actions, Tsutomu Takahisa, Clifford Wildes and Mark Van Wagoner, designees of the Company, have been nominated for election as Directors of the Company. Certain biographical information with respect to each of such persons is set forth herein under the caption "PROPOSAL TO ELECT BOARD OF DIRECTORS". If reelected, it is anticipated that Tsutomu "Tom" Takahisa will be appointed as President, Secretary and Chief Financial Officer of the Company.

--------------------------------------------------------------------------------
               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT
--------------------------------------------------------------------------------


         The following table sets forth as of the Record Date the number of shares of the Company's common stock, par value $0.001, held of record or beneficially by each person who held of record, or was known by the Company to own beneficially, more than 5% of the Company's common stock, and the name and shareholdings of each executive officer and Director, and all Officers and Directors as a group, and the percentage to be held by each nominee to the Board of Directors and by all nominees as a group:

Name and Address of                                                    Percent
5% Shareholders, and Name of                    Number of Shares          of
Officers, Directors and Nominees                    Owned(1)           Class(1)
-----------------------------
All Current Officers and Directors
 as a Group (3 persons) (1)(2)(3)                  4,745,946            28.47

Yasuhiko Ohmori, Current Director (1)                500,010             3.00

Tsutomu Takahisa, Current Director,
President, Secretary, Treasurer, Nominee
Director  (2)                                      4,235,792            25.41

Koyo Hasegawa, Current Director (3)                   10,144              .06

Investment Enterprise Partnership YED              1,419,992            10.76

Nichimen American/Nichimen                         1,509,397            11.45
Corporation

Clifford Wildes, Nominee Director                                           0

Mark Van Wagoner, Nominee Director                                          0


(1) Consists of shares owned by Ohmac, a company of which Mr. Ohmori is a principal.

(2) Does not include a total of 937,495 shares held by various relatives of Mr. Takahisa. These figures also do not give effect to the possible exercise of warrants to purchase a total of 84,000 shares of the Company's common stock, held by relatives of Mr. Takahisa.

(3) Does not include or give effect to the possible exercise of options held by Mr. Hasegawa, entitling him to purchase a total of 487,500 of the Company's common stock, at an exercise price of $1.40, of which 300,000 shares are vested, and the remaining 187,500 shares will be vested and/or are exercisable over the next sixty (60) days.

(4) The nominees for election to the Company's Board of Directors, which are not current members of the Board, control 280,000 shares.

--------------------------------------------------------------------------------
                      MARKET FOR THE COMPANY'S COMMON STOCK
--------------------------------------------------------------------------------

         There is currently only a very limited trading market in the Company's common stock. The Company's shares of common stock are eligible for quotation on the OTC Bulletin Board under the symbol "DJAY."

         As of the date of this Proxy Statement, there are approximately 450 holders of record of the Company's common stock, as reported by the Company's transfer agent.

         Since inception, the Company has declared no dividends on its common stock, and no dividends are contemplated in the foreseeable future.

         Interwest Transfer Company, Inc., 1981 East Murray-Holladay Boulevard, Holladay, Utah 84117, is the Company's registrar and transfer agent.


--------------------------------------------------------------------------------
                            DESCRIPTION OF SECURITIES
--------------------------------------------------------------------------------


COMMON STOCK

         The Company's Articles of Incorporation, as amended, authorize the issuance of a total of 50,000,000 shares of common stock, par value $0.001, of which a total of approximately 13,177,528 shares of common stock are issued and outstanding.

         The shares of common stock have no pre-emptive or subscription rights, have no conversion rights, and are not subject to redemption. The holders of shares of common stock are entitled to one vote for each share held. The common stock has non-cumulative voting rights.

         The  Company   presently  has  the   following   options  and  warrants
outstanding.

Outstanding Warrants and Options
--------------------------------

         Koyo Hasegawa, a current member of the board of directors, has been granted options to purchase a total of 487,500 shares of common stock of the Company at a price of $1.40 per share.

         Certain employees of the Company hold incentive options to purchase not more than 350,000 shares of the Company's common stock.

BUSINESS OF THE COMPANY

         General
         -------

         The Company's operations are all currently conducted by its operating subsidiary, DDJ, which was formed in 1991, to design and develop information technologies for application in the "mobile environment." DDJ is the developer of a technology which is designed to provide up to the minute information from FM radio stations.

         The Internet has become the major player over the last three years in the new era of "The Information Super Highway." At the same time, personal agent software employing "on-demand" push technology has become a dominant player in the wired world for those who want to get personal and customized information from the Internet. Now the need for the information exists and is expanding in the mobile environment. DDJ will be seeking to satisfy the need for rapidly growing personalized information services, specializing in Mobile Information Services, Internet Music Downloading, and ITS (Intelligent Transportation System), by providing the necessary software and hardware platforms which can receive up-to-the-minute information from FM radio.

         Wireless is a solution for today's rapidly changing environment. However, when listening to the radio in a mobile environment, listeners often have a problem getting the exact information on the radio. For example, a listener is unable to obtain address and telephone numbers of the sponsors of radio ads, or up-to-the-minute stock, traffic or sports information. Most of the song titles and artists' names are impossible to know since the radio disc jockey does not give the desired information to the listener in a timely fashion.

         Especially in the automobile, people are in constant need of up-to-the-minute traffic information wherever they go. Certain transitions from "on-line" to "off-line" are happening with the growth of alphanumeric pages, cellular services and personal digital assistants (PDAs). DDJ proposes to address the needs of the drivers via its FM DataCasting System. DDJ believes that its receiver and information services can provide the solutions for the FM radio industry and its customers. As designed, when using a DDJ receiver unit, people can see the information from the radio on the screen which will always show them a variety of information such as the song and artist, event and movie schedules, stock market news, and real-time traffic information. Once the automatic information filtering system is fully developed, this information will be broadcast 24 hours a day and 7 days a week without any human involvement.

         DDJ hopes that it (or its licensees) will be able to integrate all updated information from major information providers and store it in its Information Center Database to be delivered upon each radio station's request. Information such as news, weather, traffic, sports, events, etc., will be available through the DDJ (or its licensees) Information Center.

         In this environment, DDJ has developed an operating system that is believed to be both user friendly and very low cost to start the FM subcarrier information services. Each radio station will be able to choose categories of information from the DDJ (or its licensees) Information Center, based on their program format, and simply set the program time for datacasting each category of information. Updated information will then be delivered from DDJ according to the program log. The selected categories of information are then sent from the DDJ (or its Licensees) Information Center to the DDJ Information Work Bench
(DIWB) at the station and broadcast to the listeners automatically. These high-speed data receivers are AM/FM stereo radios that receive FM subcarrier data information broadcast from FM radio stations.

         Unfortunately, DDJ has not been able to penetrate the U.S. market for such services and has experienced a number of competing technologies becoming more widely adopted by users. The Company plans to rethink its current market strategy which is outlined below.

         The Market
         ----------

         Target Market. DDJ can target gigantic industry and consumer markets, such as (a) Radio Broadcasting Industry, (b) ITS-Car Navigation System, (c) Audio Visual (Radio) Equipment, and (d) Personal Computer and PDA.

         Radio Broadcasting Industry. In European countries, major broadcasters successfully implement RDS (Radio Data System), which is the old FM subcarrier technology with 1.2 Kbps. DDJ's system is an upper compatible system of RDS, which makes it is easy for FM stations to set up the DDJ system. DDJ believes that approximately 95% of the car audio systems sold in Europe have the RDS decoder. Approximately 20 million car audio systems with RDS were sold in Europe in 1997. To start from this market is the first step to set up the DDJ FM DataCasting Infrastructure.

         Background of European Radio Industry with RDS (Radio Data System). DDJ management hopes that many FM broadcasting companies and FM stations will want to introduce the DDJ system as an additional compatible system of RDS, which already covers major European countries; however, numerous on-line and advertising companies are also seeking to provide enhancements and additional services to stations.

         Issue of FM Broadcasting Companies. Each country has FM broadcasting companies that have great access to radio stations and have nation-wide networks of FM stations. Currently, some FM broadcasting companies face de-regulation for their country policy. Many FM broadcasting companies would like to start new services to FM stations since they want to retain their control power over FM stations. They face losing their power to FM stations.

         Strategy for the FM Radio Industry. DDJ hopes to license the entire DRIS (DDJ Radio Information System) for FM Stations to implement High Speed Data Broadcasting Services. DDJ Management believes that FM stations will then be able to provide attractive contents to listeners and will generate additional advertising revenue in today's lucrative, but competitive, market, as measured by higher ratings and audience shares.

         Positioning of DDJ: Solution Provider for Stations During Multi-Media Era. Although radio- advertising revenue has been growing the last few years, the emergence of new media sources such as on-line services, pagers, PDAs and TV shopping networks have made radio vulnerable to decreases in audience and advertising revenues.

         DDJ will attempt to position itself as the "Solution Provider" for FM radio stations to solve this problem. To be the "Solution Provider," DDJ plans to be the "Advanced System Integrator" and a "Value Added information Provider." As a system integrator, DDJ plans to set up the total system, including hardware and software, for each station to implement DDJ FM Data Cast Services. At the same time, DDJ and/or its Licensees plans to function as an information provider by offering the DDJ database, which will include a variety of updated information such as music and event information, sports news, traffic information, advertising information and more. In this way, the radio stations will not need to spend time or money to generate or acquire all the information. A radio station simply has to access the DDJ database to subscribe to format specific information through the DDJ system network.

         Initial research conducted by DDJ shows that radio stations perceive that DDJ's "FM DataCast System" could add significant value for advertisers when receiver penetration exceeds 15- 20% in that market. Some radio stations estimate that they could increase their current advertising rates substantially with the added value and increased audience. Although FM subcarrier services exist, DDJ believes that it is the only company offering the radio industry an opportunity to generate additional income through value-added advertising and increased audience listening. In addition, DDJ believes it will be in the unique position of helping the radio industry compete against new media trends and technologies.

         DDJ understands that the radio industry is very cost conscious. No radio station wants to pay for the expensive equipment and incremental operational costs to start new services. DDJ believes it has addressed this issue in a way that no other mobile information service using the FM frequencies has. As designed, the DDJ system is easy to operate and offers significantly low start-up costs for this type of attractive information services. DDJ would be the "Value Added Solution Provider" to the radio stations that want to generate new revenue streams with the subcarriers while enhancing their relationship with their core listeners.

         Competition
         -----------

         In the broadcasting area, Digital Audio Broadcasting (DAB) could be a prospective competitor. DDJ believes that the technology employed by the full digital broadcasting system of DAB, is excellent. However, broadcasting companies are required to make a huge investment to shift their equipment from analog to full digital. Moreover, receivers for DAB in Europe cost approximately $1,000 per unit. DDJ believes that, in Europe, customers would not pay to listen to CD quality radio since they are satisfied with the conventional, and free, FM stereo sound. On the other hand, in European communities, broadcasters are planning to continue the conventional FM broadcasting services for the next 15 to 20 years. Therefore, DDJ believes it will be able to enjoy long-term business opportunities. When DAB enters the market, DDJ, together with major manufacturing companies, will introduce the DDJ and DAB compatible (dual mode) receiver unit so that customers can enjoy both DDJ and DAB at the same time. In this way, DDJ believes it will be able to take full advantage of then existing marketing power in order to enjoy a smooth transition of its DDJ business base toward DAB. DDJ is also subject to competition from all other areas of data broadcasting, including digital, cellular and analogue in all frequency ranges.

RISK FACTORS

         The Company's business and the actions proposed in this proxy are is subject to numerous risk factors, including the following:

         THE COMPANY HAS LIMITED OPERATING HISTORY AND REVENUE AND MINIMAL ASSETS AND OPERATES AT A LOSS. The Company has had limited operating history and revenues from operations. The Company has no significant assets or financial resources.

The Company has operated at a loss to date and will, in all likelihood, continue to sustain operating expenses without corresponding revenues, at least until the consummation of a business combination.

         CONFLICTS OF INTEREST. Each of Mr. Wildes and Mr. Van Wagoner, two of the Company's proposed directors, participate in other business ventures which could limit the amount of time they devote to the Company. Mr. Wildes is affiliated with MSI, which has been the Company's business consultant for over one year. Mr. Van Wagoner maintains his own private legal practice. Additional conflicts of interest and non-arms length transactions may also arise in the future. The terms of a business combination may provide for a payment by cash or otherwise to MSI for the purchase or retirement of all or part of its common stock of the Company by a target company or for services rendered incident to or following a business combination. MSI would directly benefit from such employment or payment. Such benefits may influence the Company's choice of a target company.

         THE PROPOSED OPERATIONS OF THE COMPANY ARE SPECULATIVE. The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified target company. While business combinations with entities having established operating histories are preferred, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. The decision to enter into a business combination will likely be made without detailed feasibility studies, independent analysis, market surveys or similar information which, if the Company had more funds available to it, would be desirable. In the event the Company completes a business combination the success of the Company's operations will be dependent upon management of the target company and numerous other factors beyond the Company's control. There is no assurance that the Company can identify a target company and consummate a business combination.

         PURCHASE OF PENNY STOCKS CAN BE RISKY. In the event that a public market develops for the Company's securities following a business combination, such securities may be classified as a penny stock depending upon their market price and the manner in which they are traded. The Securities and Exchange Commission has adopted Rule15g-9 which establishes the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the Nasdaq Small Cap Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements. Prices for penny stocks are often not available and investors are often unable to sell such stock. Thus an investor may lose his investment in a penny stock and consequently should be cautious of any purchase of penny stocks.

         THERE IS A SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS. The Company is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete with numerous other small public companies in seeking merger or acquisition candidates.

         THERE IS NO AGREEMENT FOR A BUSINESS COMBINATION AND NO MINIMUM REQUIREMENTS FOR BUSINESS COMBINATION. The Company has no current arrangement, agreement or understanding with respect to engaging in a business combination with a specific entity. There can be no assurance that the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. No particular industry or specific business within an industry has been selected for a target company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target company to have achieved, or without which the Company would not consider a business combination with such business entity. Accordingly, the Company may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics. There is no assurance that the Company will be able to negotiate a business combination on terms favorable to the Company.

         REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE ACQUISITION. Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act"), the Company is required to provide certain information about significant acquisitions including audited financial statements of the acquired company. These audited financial statements must be furnished within 75 days following the effective date of a business combination. Obtaining audited financial statements are the economic responsibility of the target company. The additional time and costs that may be incurred by some potential target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. Notwithstanding a target company's agreement to obtain audited financial statements within the required time frame, such audited financials may not be available to the Company at the time of effecting a business combination. In cases where audited financials are unavailable, the Company will have to rely upon unaudited information that has not been verified by outside auditors in making its decision to engage in a transaction with the business entity. This risk increases the prospect that a business combination with such a business entity might prove to be an unfavorable one for the Company.

         LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION. The Company has neither conducted, nor have others made available to it, market research indicating that demand exists for the transactions contemplated by the Company. Even in the event demand exists for a transaction of the type contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

         REGULATION  UNDER  INVESTMENT  COMPANY  ACT.  In the event the  Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. Passive investment interests, as used in the Investment Company Act, essentially means investments held by entities which do not provide management or consulting services or are not involved in the business whose securities are held. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940. Any violation of such Act could subject the Company to material adverse consequences.

         PROBABLE CHANGE IN CONTROL AND MANAGEMENT. A business combination involving the issuance of the Company's common stock will, in all likelihood, result in shareholders of a target company obtaining a controlling interest in the Company. As a condition of the business combination agreement, certain majority shareholders may agree to sell or transfer all or a portion of their common stock in the Company so to provide the target company or its affiliates with all or majority control. The resulting change in control of the Company will likely result in removal of the present officers and directors of the Company and a corresponding reduction in or elimination of their participation in the future affairs of the Company.

         POSSIBLE DILUTION OF VALUE OF SHARES UPON BUSINESS COMBINATION. A business combination normally will involve the issuance of a significant number of additional shares. Depending upon the value of the assets acquired in such business combination, the per share value of the Company's common stock may increase or decrease, perhaps significantly.

         TAXATION. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target company; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.

NO LEGAL OPINIONS OR TAX RULING

         The proposed distribution of the Shares of the subsidiaries to the Shareholders is intended to be tax neutral, however, it could prove to be a taxable event to the Shareholders. Neither the Company nor DDJ has requested a tax ruling from the Internal Revenue Service or an opinion of legal counsel with respect to the distribution. Accordingly, no assurance can be given that the distribution will not be taxable.

         The shares of common stock to be issued to the shareholders of the Company will not be registered under the Securities Act of 1933 (the "Securities Act"), as amended, in reliance on the exemptions from such registration requirements provided by sections 3(b) and 4(2) thereof for certain small offerings and for transactions not involving a public offering. In order to claim the availability of such exemptions, the shareholders may need to make certain representations to the Company with respect to their acquisition of the Company's shares, such shares will be restricted securities within the meaning of the Securities Act, and the certificates evidencing such shares will bear appropriate legends restricting their subsequent resale in the absence of registration under the Securities Act or the availability of an exemption therefrom.

         Neither the Company nor DDJ has received an opinion of counsel with regard to the availability of such exemption, and no assurance can be given that the Securities and Exchange Commission and/or the securities administrators of certain states would concur that the exemptions are available.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR DIGITAL D.J. HOLDINGS, INC.

         The following discussion of the financial conditions and results of operations of the Company should be read in conjunction with the financial statements, including notes thereto, for the Company.

CAUTION REGARDING FORWARD-LOOKING INFORMATION
---------------------------------------------

         This quarterly report contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company or management as well as assumptions made by and information currently available to the Company or management. When used in this document, the words "anticipate," "believe," "estimate," "expect" and "intend" and similar expressions, as they relate to the Company or its management, are intended to identify forward- looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks or uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumption prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein.

OVERVIEW OF THE COMPANY
-----------------------

         Digital D.J. Holdings, Inc. was incorporated as "Golden Queens Mining Company" on August 1, 1986 under the laws of the State of Nevada, primarily for the purpose of exploration, development and production of certain mining properties located in Esmeralda County, Nevada. In July, 1987, the Company changed its name to "Breakthrough Electronics, Inc.," terminated its activities in the mining business, and began efforts to develop and market electronic products, including a telephone device designed to screen telephone calls, acquired from its then President. This business was terminated several years ago. On November 22, 1999, the Company acquired Digital D.J., Inc., pursuant to a reverse triangular merger in a transaction in which approximately 12,466,992 shares of the Company's common stock were issued to the shareholders of Digital D.J., Inc. The Reorganization resulted in control of the Company transferring from the former shareholders to the former shareholders of Digital D.J., Inc. The terms and conditions of the Reorganization are set forth in the Company's Form 8-K filed with the Commission for the period beginning on November 22, 1999.

         Digital DJ Inc. was incorporated in December 1991. Its primary business activity was the development and marketing of a digital data system that provides a variety of information services to radio listeners using FM subcarrier technology. On April 1, 1999, the Company established a wholly owned subsidiary, FM Intelligent Transportation Systems, Inc. (FMITS), which provided a traffic information service in the mobile market, with an initial investment of $5,000 for 5,000,000 shares of common stock. On June 1, 1999, the Company transferred 1,142,376 shares of the common stock of FMITS (approximately 23% interest) to Nichimen America, Inc. (Nichimen) in consideration of the cancellation of accounts payable to Nichimen in the amount of $951,980.

Results of Operations

         As of the date of this Proxy, the Company is in the development stage and is primarily engaged in research and development activities. Accordingly, the accompanying consolidated statements of operations should not be regarded as typical for normal periods of operation. The Company's development stage status, recurring net losses and capital deficit raise substantial doubt about its ability to continue as a going concern. Additional financing or restructuring of its liabilities will be required in order for the Company to complete its development stage activities. Management believes that it will be able to obtain such financing from new investors, and restructure its liabilities.

         The Company had no operations or revenues, or significant assets or liabilities over the past several years until completion of the Reorganization on November 22, 1999. All representations of the Company prior to November 22, 1999, set forth in this Management's Discussion and Analysis are therefore provided on a pro forma basis as if the Reorganization had occurred in such period. In August, 1998, the Company entered into a License Agreement with Deutsche Telekom AG to use the Company's Radio Information System - Europe Version, for a term of 5 years for a total license fee of $1,625,000, paid $1,250,000 in 1998, and $125,000, in March of the years 1999, 2000 and 2001 (the
"DT Contract"). The DT Contract constituted the Company's sole source of revenue in 1998. In January 1999, the Company entered into a license agreement with its only other customer, the Netherlands Broadcasting Transmission Company, for the same technology for a five year contract, which constituted the Company's sole new source of revenue in 1998. The Netherlands Broadcasting contract was for a five year term for total license fees of $300,000, paid $200,000 in 1999 and $25,000 per year in 2000, 2001, 2002 and 2003. Because the Company licensed its technology over a five year term it was forced to recognize the revenue from the licenses over a five year period, rather than on a cash basis.

Three Months Ended March 31, 2000, Compared to Three Months Ended March 31, 1999

         Revenue. During the quarter ended March 31, 2000, the Company had revenues of $130,799, which constituted a decrease in revenue of $164,201 from $295,000 for the quarter ended March 31, 1999. Revenue during this quarter was from payment received for sales made in prior periods. The decrease in revenue is the result of the lack of new sales in the quarter ended March 31, 2000.

         Cost of Sales. The Company incurred cost of sales for the quarter ended March 31, 2000, of $245 compared to cost of sales for the quarter ended March 31, 1999, of $288,236. This decrease is primarily due to the fact that the Company did not sell any new products during the quarter ended March 31, 2000.

         Gross Profit. Gross profit as a percentage of revenue increased to 99% for the three months ended March 31, 2000, from 2% of net sales for the corresponding period ended March 31, 1999. The gross profit percentage decrease is attributed to the fact that the Company had minimal cost of sales for the revenues incurred in the three months ended March 31, 2000.

         Operating Expenses. Operating expenses increased by $131,255 or 79% from $166,074 in the three months ended March 31, 1999, to $297,329 in the three months ended March 31, 2000. The increase was attributable to increases in selling, general and administrative expenses. Selling, general and administrative expenses increased by $143,651 or 241%, from $45,652 for the three months ended March 31, 1999, to $189,303 for the three months ended March 31, 2000. This increase was primarily attributable to an increase in salary, legal expenses and the costs associated with the acquisition of Breathrough Electronics, Inc. Research and development expenses decreased by $12,396 or 10% from $120,422 for the three months ended March 31, 1999 to $108,026 for the three months ended March 31, 2000. The decrease was primarily attributable to fewer modifications of the Company's hardware and software to accommodate changes in its business plan.

         Other Income (Expense). Other income (expense) decreased by $17,358 or approximately 1721% from ($17,662) in the three months ended March 31, 1999, to ($304) in the three months ended March 31, 2000. Interest expense decreased by $22,629 from $22,629 in the three months ended March 31, 1999, to no interest expense in the three months ended March 31, 2000, due to conversion of all outstanding debt to equity in the previous quarter ending December 31, 1999. The Company experienced interest income of $304 in the three months ended March 31, 2000, compared to income from interest of $4,967 in the three months ended March 31, 1999.

Nine Months Ended March 31, 2000, Compared To Nine Months Ended March 31, 1999

         Revenues. Revenues decreased by $118,030 or approximately 24% from $485,000 for the nine months ended March 31, 1999, to $366,970 in the nine months ended March 31, 2000. The decrease is primarily due to the lack of any new sales in that period and the large down payment on the DT Contract in the nine months ended March 31, 1999.

         Cost of Sales. The cost of sales for the nine months ended March 31, 2000, decreased to zero from $245 for the nine months ended March 31, 1999. The decrease is primarily due to the fact that the costs associated with the DT
Contract sale were not incurred during this nine month period and the Company made no other sales during the period.

         Gross Profit. Gross profit as a percentage of revenues increased to approximately 100% for the nine months ended March 31, 2000, from 35% of revenues for the corresponding period in 1999, increasing by $197,200 for a gross profit of $366,725 in the nine months ended March 31, 2000, compared to gross profit of $169,529 for the same period ended March 31, 1999. The gross profit percentage increase is attributed primarily to the fact that no cost of sales were incurred during the current period.

         Operating Expenses. Operating expenses increased by $675,096 or 124% from $546,253 in the nine months ended March 31, 1999 to $1,221,349, in the nine months ended March 31, 2000. The increase was attributable to an increase in selling, general and administrative expenses. Research and development expenses decreased slightly by $27,384 or 8% from $350,697 in the nine months ended March 31, 1999, to $323,313 in the nine months ended March 31, 2000. Selling, general and administrative expenses increased by $702,480 or 359% from $195,556 in the nine months ended March 31, 1999, to $898,036 in the nine months ended March 31, 2000. The increase was primarily attributable to costs associated with the Reorganization.

         Other Income (Expense). Other expense increased by $29,629 from ($56,740) in the nine months ended March 31, 1999, to ($89,099) in the nine months ended March 31, 2000, due to the following. Interest income increased by $2,487 or 48% from $5,180 in the nine months ended March 31, 1999, to $7,667 in the nine months ended March 31, 2000, due primarily to higher cash deposits on hand resulting from the Company's recent financing. Interest expense increased by $50,825 or 79% from $64,784 in the nine months ended March 31, 1999, to $115,609 in the nine months ended March 31, 2000, primarily due to interest accruing on the Company's debt financing. Gain on sale of assets increased by $18,709 from $134 in the nine months ending March 31, 1999 to $18,843 in the nine months ended March 31, 2000, primarily due to sale of certain assets.

Liquidity and Capital Resources

         Cash and cash equivalents and net working capital (deficit) totaled $64,933 and ($658,200), respectively, as of March 31, 2000. The primary source of cash has been net proceeds generated from debt financings. The Company has relied upon loan proceeds from convertible promissory notes and annual payments under its two license agreements to fund its operations during the periods discussed. The Company received $575,000 and $208,090 in debt financing for the year ended June 30, 1999, and the nine months ended March 31, 2000, respectively.

         The Company anticipates that its primary use of working capital in future periods will be for increases in product research and development, expansion of its marketing plan and general and administrative expenses.

         The Company believes that existing cash and cash equivalents, cash flow from operations and cash raised through private placements will not be sufficient to meet the Company's presently anticipated working capital needs for the next 90 days. To the extent the Company uses its cash resources for its operations, the Company will be required to obtain additional funds, if available, through borrowings or equity financings. There can be no assurance that such capital will be available on acceptable terms. If the Company is unable to obtain sufficient financing, it may be unable to fully implement its growth strategy.

         The Company also began operations of its subsidiary in Japan, Digital D.J. Internet Solutions, Inc., a Japan corporation, to market the licensing of the Company's technology in Japan. The Company anticipates that its subsidiary's operational costs will be approximately $40,000 per month and that the Company will need to raise additional funds of approximately $500,000 to $1,000,000 to fund the operations of its Japanese subsidiary. The Company intends to attempt to raise capital necessary to operate the subsidiary in Japan, but the Company does not have any definitive capital raising plan or agreement with any sources of such capital at this time.

         In addition to the uncertainties of sources of capital for the Company's operations, the Company continues to experience uncertainties and difficulties within the marketplace for its technology. The Company originally sought to offer high speed data broadcasting systems using conventional FM subcarrying, which would provide stock market and other data to subscribers on a real time basis for a monthly fee. Shortly after the introduction of the Company's product and services, several online brokerages and pager service began offering free real time stock market quotations. The Company then modified its business plan to license its technology to users in Europe and attempt to joint venture with a major broadcasters in the United States to provide subcarrier textual information in addition to the audio broadcasts. The Company competes with numerous other types of carriers in this marketplace, including Digital FM broadcasters, satellite FM broadcasters and competitors in conventional FM subcarrier systems which claim to offer the ability to transmit at higher speeds than that of the Company. The Company has no active sales force within the U.S. and sales and marketing depends upon the Company's CEO, Thomas Takahisa. There are no assurances that the Company will be able to compete successfully within this marketplace.

Material Changes in Operations

         As discussed above, in the nine months ended March 31, 2000, the Company changed the focus of its marketing plan to shift from a retail and wholesale provider of FM subcarrier content and hardware and software, to a licensor of the Company's technology to individual users and resellers in Europe and Asia. The Company also completed the Reorganization on November 22, 1999, which resulted in the Company's combination with Digital D.J. The Company also formed its Japan subsidiary for the marketing of licenses of its technology in Japan.

Year 2000 Compliance

         The Company experienced no Year 2000 complications with its products or services and experienced no problems due to Year 2000 complications with any of its key customers, licensees, licensors or vendors.

         DDJ is a development stage company, and has incurred substantial expenses in the start-up stage in developing its business. At September 30, 1998, DDJ had total assets, on an unaudited basis of approximately $779,000; total liabilities of approximately $4,700,000 (unaudited); and a shareholders' deficit of approximately $3,921,000. During the year ended September 30, 1998, DDJ had a net loss of approximately $7,763,000 (unaudited). More detailed unaudited financial statements and other financial information will be available for inspection at the Special Meeting.

SEARCH FOR TARGET COMPANY

         The Company has entered into an agreement with MSI to supervise the search for target companies as potential candidates for a business combination. The agreement will continue until such time as the Company has effected a business combination.

         MSI may only locate potential target companies for the Company and is not authorized to enter into any agreement with a potential target company binding the Company. The Company's agreement with MSI is exclusive. MSI may provide assistance to target companies incident to and following a business combination, and receive payment for such assistance from target companies.

         MSI, through its affiliates owns approximately 800,000 shares of the Company's common stock for which it paid nominal consideration.

         MSI has entered, and anticipates that it will enter, into agreements with other consultants to assist it in locating a target company and may share its stock in the Company with or grant options on such stock to such referring consultants and may make payment to such consultants from its own resources.

         MSI may seek to locate a target company through solicitation. Such solicitation may include newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more Web sites and similar methods. If MSI engages in solicitation, no estimate can be made as to the number of persons who may be contacted or solicited. To date MSI has not utilized solicitation and expects to rely on consultants in the business and financial communities for referrals of potential target companies.

UNDERTAKINGS AND UNDERSTANDINGS REQUIRED OF TARGET COMPANIES

         As part of a business combination agreement, the Company intends to obtain certain representations and warranties from a target company as to its conduct following the business combination. Such representations and warranties may include (i) the agreement of the target company to make all necessary filings and to take all other steps necessary to remain a reporting company under the Exchange Act (ii) imposing certain restrictions on the timing and amount of the issuance of additional free-trading stock, including stock registered on Form S-8 or issued pursuant to Regulation S and (iii) giving assurances of ongoing compliance with the Securities Act, the Exchange Act, the General Rules and Regulations of the Securities and Exchange Commission, and other applicable laws, rules and regulations.

         A prospective target company should be aware that the market price and trading volume of the Company's securities, when and if listed for secondary trading, may depend in great measure upon the willingness and efforts of successor management to encourage interest in the Company within the United States financial community. The Company does not have the market support of an underwriter that would normally follow a public offering of its securities. Initial market makers are likely to simply post bid and asked prices and are unlikely to take positions in the Company's securities for their own account or customers without active encouragement and a basis for doing so. In addition, certain market makers may take short positions in the Company's securities, which may result in a significant pressure on their market price. The Company may consider the ability and commitment of a target company to actively encourage interest in the Company's securities following a business combination in deciding whether to enter into a transaction with such company.

         A business combination with the Company separates the process of becoming a public company from the raising of investment capital. As a result, a business combination with the Company normally will not be a beneficial transaction for a target company whose primary reason for becoming a public company is the immediate infusion of capital. The Company may require assurances from the target company that it has or that it has a reasonable belief that it will have sufficient sources of capital to continue operations following the business combination. It is possible, however, that a target company may give such assurances in error, or that the basis for such belief may change as a result of circumstances beyond the control of the target company.

         Prior to completion of a business combination, the Company may require that it be provided with written materials regarding the target company containing such items as a description of products, services and company history; management resumes; financial information; available projections, with related assumptions upon which they are based; an explanation of proprietary products and services; evidence of existing patents, trademarks, or service marks, or rights thereto; present and proposed forms of compensation to management; a description of transactions between such company and its affiliates during relevant periods; a description of present and required facilities; an analysis of risks and competitive conditions; a financial plan of operation and estimated capital requirements; audited financial statements, or if they are not available, unaudited financial statements, together with reasonable assurances that audited financial statements would be able to be produced within a reasonable period of time not to exceed 75 days following completion of a business combination; and other information deemed relevant.

COMPETITION

         The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors.

CONFLICTS OF INTEREST

         Clifford Wildes and Mark Van Wagoner, the Company's nominee directors are affiliated with MSI. Consequently, there are potential inherent conflicts of interest in acting as an officer and director of the Company. In addition, insofar as Mr. Wildes and Mr. Van Wagoner are engaged in other business activities, they may devote only a portion of their time to the Company's affairs.

         Mr. Wildes is a shareholder of MSI. Mr. Van Wagoner is a practicing lawyer. As such, demands may be placed on the time of Mr. Wildes and Mr. Van Wagoner which will detract from the amount of time they are able to devote to the Company. Mr. Wildes and Mr. Van Wagoner intend to devote as much time to the activities of the Company as required. However, should such a conflict arise, there is no assurance that Mr. Wildes and Mr. Van Wagoner would not attend to other matters prior to those of the Company. Mr. Wildes and Mr. Van Wagoner estimate that the business plan of the Company can be implemented in theory by devoting approximately 10 to 25 hours per month over the course of several months but such figure cannot be stated with precision.

         The terms of a business combination may include such terms as Mr. Wildes and Mr. Van Wagoner remaining a director or officer of the Company and/or the continuing securities or other legal work of the Company being handled by the firm of which Mr. Van Wagoner is a principal. The terms of a business combination may provide for a payment by cash or otherwise to MSI for the purchase or retirement of all or part of its common stock of the Company by a target company or for services rendered incident to or following a business combination. Mr. Wildes and Mr. Van Wagoner would directly benefit from such employment or payment. Such benefits may influence Mr. Wildes and Mr. Van Wagoner's choice of a target company. There are no binding guidelines or procedures for resolving potential conflicts of interest.

INVESTMENT COMPANY ACT OF 1940

         Although the Company will be subject to regulation under the Securities Act of 1933 and the Securities Exchange Act of 1934, management believes the Company will not be subject to regulation under the Investment Company Act of 1940 insofar as the Company will not be engaged in the business of investing or trading insecurities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940. Any violation of such Act would subject the Company to material adverse consequences.

REASONS FOR THE ACTIONS AND SPECIAL FACTORS

         The Company has determined that the limited revenues generated by DDJ and those anticipated to be generated by the other Subsidiaries in the foreseeable future are inadequate to support the high costs associated with the maintenance and operation of a publicly traded company.

         The Company has determined that if it distributes its Subsidiaries to the Company's Shareholders, it may be an attractive merger candidate for a successful operating company. The Company believes that in order to maintain its operations while it seeks a merger candidate, it will need to raise additional capital.

         The Company also believes that it will be necessary to reduce its outstanding number of Shares to make itself more attractive to potential merger candidates. The completion of the reverse split and the issuance of additional shares will have a substantial dilutive effect upon the Company's current shareholders. Most merger and acquisition scenarios are likely to result in the Company's current Shareholders owning less than 7% of the Company's equity securities after the merger or acquisition.

         The Company's limited funds and its lack of full-time management have made it impracticable to conduct a complete and exhaustive investigation and evaluation of DDJ, and the preliminary decision to undertake a reorganization with DDJ has been made without any feasibility studies, independent analyses, market surveys, or fairness opinions which may have been otherwise desirable if the Company had more funds available to it. Accordingly, shareholders are urged to make their own independent evaluations of the proposed reorganization prior to voting on the proposals to be considered at the Special Meeting.


--------------------------------------------------------------------------------
2.       PROPOSED  AMENDMENT OF THE ARTICLES OF  INCORPORATION TO CHANGE COMPANY
         NAME
--------------------------------------------------------------------------------


         The Shareholders will be asked to consider and approve a proposed amendment to the Articles of Incorporation of the Company to change the name of the Company to Digital Holdings, Inc or some derivation thereof as may be determined by the Board of Directors.

         As discussed under "PROPOSED ACTIONS," subject to the approval of the matters described in this Proxy Statement, it is the Company's intention to change its business direction to that adopted by the Board of Directors and to locate and acquire an operating company. It is presently contemplated that these business operations will be conducted under the name "Digital Holding, Inc.," or the name used by the next operating entity that the Company acquires.

VOTE REQUIRED

         Members of the Board of Directors and certain shareholders, who hold in the aggregate in excess of 50% of the issued and outstanding shares of common stock of the Company, have indicated their intention to vote in favor of the Agreement and the transactions contemplated thereby. Accordingly, the vote of these persons is sufficient to ensure the approval of the Agreement and the transactions contemplated thereby. The affirmative vote of a majority of the issued and outstanding shares of common stock is required to approve this proposal.


--------------------------------------------------------------------------------
3.       PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION TO PROVIDE
         FOR 25:1 REVERSE STOCK SPLIT
--------------------------------------------------------------------------------


         The shareholders will be asked to consider and approve a proposed amendment to the Articles of Incorporation of the Company, to conduct a reverse split of the Company's common stock on a 25:1 basis in which each outstanding share of common stock would be converted to 1/25th of a share and to change the name of the Company to Digital Holdings, Inc.

VOTE REQUIRED

         Members of the Board of Directors and certain shareholders, who hold in the aggregate in excess of 50% of the issued and outstanding shares of common stock of the Company, have indicated their intention to vote in favor of the amendment to the Articles of Incorporation. The affirmative vote of a majority of the outstanding shares of the Company is required to approve the above proposal.


--------------------------------------------------------------------------------
4.       PROPOSAL TO ELECT DIRECTORS
--------------------------------------------------------------------------------


         In connection with the election of Directors for the Company, the Directors of the Company have nominated Tsutomu Takahisa, Clifford Wildes and Mark Van Wagoner for election as Directors of the Company to serve for a term of one year or until their successors are duly elected and qualified. Certain biographical information regarding each of these individuals is set forth below.

TSUTOMU TAKAHISA
----------------

         Mr. Takahisa is currently the President, Secretary and Chief Financial Officer and a director of the Company. As the founder who developed the concept of Digital DJ, Mr. Takahisa is the driving force behind the corporation and the vital link between the manufacturers in Japan and the United States. He obtained a Masters of Business Administration from the J.L. Kellogg Graduate School of Management, Northwestern University. Mr. Takahisa's work experience includes a position as Assistant to the Senior General Manager at Canon's New Enterprises Division, where he managed the research and development, design strategies and marketing of their Optical Memory Card Systems.

CLIFFORD WILDES
---------------

         Clifford H. Wildes has over 20 years in the micro-electronics and computer hardware and software industries. For the past four years, he has expanded his credentials to include investment and financial consulting for the technology sector. Mr. Wildes assists Internet and technology start-up companies with organization, operations and management, as well as mergers and acquisitions. He has held operational positions and several public companies as a Chief Operating Officer and Chief Executive Officer. In 1998, Mr. Wildes formed Meridian Capital Inc., an investment and business consulting firm specializing in the public e-commerce technology sector and helped facilitate over $100 million in equity funding for numerous technology companies. In 1996, Mr. Wildes co-founded Barclay Partners, Inc., which secured over 200 million dollars for public technology companies its first year in business. Mr. Wildes was former CEO, President and Co-founder of Microtech International, Inc.
(1985), a manufacturer of memory and mass storage products for the Macintosh, PC and NeXT computing platforms. Over the past 10 years, Mr. Wildes has invested his own funds, as well as Meridian Capital's, into numerous start-up companies in a diverse range of sectors. Mr. Wildes has a B.S. degree from the University of Massachusetts and attended the graduate program at UCLA, Los Angeles California.

MARK O. VAN WAGONER
-------------------

         Mr. Van Wagoner is and has been a partner in the Salt Lake City law firm of Prince, Yeates & Geldzahler since 1995. Prior to joining his existing firm, he was a partner in Van Wagoner & Stevens and before that, he was with O'Melveny & Myers in Los Angeles. He has been the owner of several minor league baseball teams. Mr. Van Wagoner has a Bachelor of Arts in History from Brigham Young University and a Juris Doctor from Duke University.

VOTE REQUIRED

         Members of the Board of Directors and certain shareholders, who hold in the aggregate in excess of 50% of the issued and outstanding shares of common stock of the Company, have indicated their intention to vote in favor of the election of the nominees. The affirmative vote of a majority of the outstanding shares of the Company is required to elect the Directors nominated above.


--------------------------------------------------------------------------------
5.       PROPOSAL TO AUTHORIZE DISTRIBUTION OF SUBSIDIARIES
--------------------------------------------------------------------------------


         In connection with the distribution of 95% of the outstanding equity securities of the Subsidiaries, ELG, DTT, DDJ and LASS to the Shareholders, ratably, based upon their ownership interests, the Shareholders will be asked to vote for or against the Distribution.

VOTE REQUIRED

         The affirmative vote of a majority of outstanding shares of the Company will be required to approve the Distribution of the Subsidiaries.

         Members of the Board of Directors and certain Shareholders, who hold and aggregate in excess of 50% of the issued and outstanding shares of common stock of the Company, have indicated their intention to vote in favor of the Distribution.

--------------------------------------------------------------------------------
6.       PROPOSAL TO AUTHORIZE PRIVATE PLACEMENT BY THE COMPANY
--------------------------------------------------------------------------------

         In connection with the private placement of the common stock of the Company, the Shareholders will be requested to vote for or against the private placement of up to 2,000,000 shares of the Company's common stock for $.10 per share.

VOTE REQUIRED

         The affirmative vote of a majority of outstanding shares of the Company will be required to approve the private placement by the Company.

         Members of the Board of Directors and certain Shareholders, who hold and aggregate in excess of 50% of the issued and outstanding shares of common stock of the Company, have indicated their intention to vote in favor of the private placement.


--------------------------------------------------------------------------------
7.       PROPOSAL TO AUTHORIZE PRIVATE PLACEMENT BY THE SUBSIDIARIES
--------------------------------------------------------------------------------


         In connection with the private placement of the common stock by each of DTT, ELG and LASS the Shareholders will be requested to vote for or against the private placement of up to 1,000,000 shares of each of such subsidiary for a total aggregate offering prior of $10,000 for each offering.

VOTE REQUIRED

         The affirmative vote of a majority of outstanding shares of the Company will be required by the Board of Directors to approve the private placement by each of ELG, DTT and LASS.


--------------------------------------------------------------------------------
8.       PROPOSAL TO RATIFY THE APPOINTMENT OF DIRECTORS OF DTT, ELG AND LASS
--------------------------------------------------------------------------------


         In connection with the formation and operation of DTT, ELG and LASS, the Shareholders will be requested to vote for or against the ratification of the appointment of Tsutomu Takahisa, Clifford Wildes and Mark Van Wagoner as directors of DTT, ELG and LASS, and the appointment of the Company's current directors, Tsutomu Takahisa, Yasuhiko Ohmnori and Koyo Hasagawa, as the members of the Board of Directors of DDJ.

VOTE REQUIRED

         The affirmative vote of a majority of outstanding shares of the Company will be required by the Board of Directors to approve the foregoing actions.

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

         Additional information regarding the matters to be acted on by the Shareholders, including copies of the proposed Amendment to the Articles of Incorporation, proposed term sheets for each of the private placement and will be available at the Special Meeting. Additional information regarding the matters to be voted on by the shareholders may be available at the Special Meeting. Consequently, shareholders are urged to attend the Special Meeting in person.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

         Management of the Company knows of no other matters that are likely to be brought before the Special Meeting. If any other matters are brought before the Special Meeting, such matters will be properly addressed and resolved, and the proxies will vote on such matters in accordance with their best judgement.

         In addition to the above information, attached to this Proxy Statement are the unaudited financial statements of the Company for the nine months ended March 31 2000. The Company's audited financial statements for certain periods and other financial information, will be available at the Special Meeting.

         DATED: August 1, 2000

                                           DIGITAL D.J. HOLDINGS, INC.
                                           By Order of the Board of Directors



                                           By /s/ Tsutomu Takahisa
                                           -----------------------
                                           Tsutomu Takahisa, President